Exhibit 10.1

Execution Version

AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT AND JOINDER AGREEMENT
THIS AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT AND JOINDER AGREEMENT (this “Amendment”), dated as of November 28, 2017 (the “Effective Date”), is entered into by and among:
(a)    SUPERIOR COMMERCE LLC, a Delaware limited liability company (the “Seller”),
(b)    SCP DISTRIBUTORS LLC, a Delaware limited liability company (the “Servicer”), and
(c)    THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually (“BTMU” or a “Committed Purchaser”) and as agent for the Victory Group (the “Victory Group Co-Agent”), BANK OF AMERICA, N.A., individually (“BAML” or a “Committed Purchaser”) and as agent for the BAML Group (the “BAML Group Co-Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, individually (“Wells” or a “Commitment Purchaser”), as agent for the Wells Group (the “Wells Group Co-Agent”, and together with the Victory Group Co-Agent and the BAML Group Co-Agent, the “Co-Agents”), and as administrative agent for the Purchasers and the Co-Agents (the “Administrative Agent”).
Capitalized terms used and not otherwise defined herein shall have the meanings thereto in that certain Receivables Purchase Agreement, dated as of October 11, 2013, by and among the parties hereto other than BAML and the BAML Group Co-Agent (as amended or otherwise modified from time to time, the “Receivables Purchase Agreement”).
PRELIMINARY STATEMENT
BAML wishes to become a Committed Purchaser party to the Receivables Purchase Agreement, and to act as the agent for a new Purchaser Group called the BAML Purchaser Group of which BAML shall be the sole member. In addition, the parties hereto wish to amend the Receivables Purchase Agreement as hereinafter provided.
In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. On the terms and subject to the conditions set forth in this Amendment, the parties hereto agree as follows:
1.1    The preamble to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
THIS RECEIVABLES PURCHASE AGREEMENT dated as of October 11, 2013, is among:
(a)    Superior Commerce LLC, a Delaware limited liability company (“Seller”),
(b)    SCP Distributors LLC, a Delaware limited liability company (“Distributors”), as initial Servicer,

(c)    Wells Fargo Bank, National Association, individually (“Wells” or a “Committed Purchaser”) and as agent for the Wells Group (in such capacity, the “Wells Group Co-Agent”),
(d)    Victory Receivables Corporation, a Delaware corporation (“Victory” or a “Conduit Purchaser”),
(e)    The Bank of Tokyo-Mitsubishi UFJ, Ltd., individually (“BTMU” or a “Committed Purchaser”) and as agent for the Victory Group (in such capacity, the “Victory Group Co-Agent”);
(f)    Bank of America, N.A., individually (“BAML” or a “Committed Purchaser”) and as agent for the BAML Group (in such capacity, the “BAML Group Co-Agent”); and
(g)    Wells Fargo Bank, National Association, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
1.2    Exhibit I to the Receivables Purchase Agreement is hereby amended to add the following new defined terms thereto in their appropriate alphabetical order:
“BAML” has the meaning set forth in the preamble to this Agreement.
“BAML Account” means BAML’s account no. 1366072250600 at Bank of America, N.A., 101 N. Tyron Street Charlotte, NC 28202, ABA No. 026009593, Reference: Superior Commerce LLC, or any other account or accounts as the BAML Agent may indicate from time to time.
“BAML Group” means BAML.
“BAML Group Co-Agent” has the meaning set forth in the preamble to this Agreement.
1.3    The definitions of the following terms set forth in Exhibit I to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read, respectively, as set forth below:
“Co-Agents” means the Wells Group’s Co-Agent, the Victory Group’s Co-Agent and the BAML Group’s Co-Agent.
“Facility Limit” means, for each month beginning on or after December 1, 2017, (a) the amount specified in the second column of the table below (the “Base Facility Limit”), plus (b) the amount (if any) specified in the third column below (the “Seasonal Facility Limit”); provided, however, that the Facility Limit may be increased up to an amount to be determined by agreement of Seller and the Co-Agents, so long as no Amortization Event or Potential Amortization Event exists and is continuing (it being understood that the

Commitments associated with any increase in the Facility Limit may be provided by existing Purchasers and/or new Purchasers):

Month*	Base Facility Limit	Seasonal Facility Limit	Facility Limit
January	$80,000,000		$80,000,000
February	$105,000,000		$105,000,000
March	$120,000,000	$40,000,000	$160,000,000
April	$180,000,000	$40,000,000	$220,000,000
May	$215,000,000	$40,000,000	$255,000,000
June	$215,000,000	$40,000,000	$255,000,000
July	$170,000,000	$40,000,000	$210,000,000
August	$175,000,000		$175,000,000
September	$155,000,000		$155,000,000
October	$130,000,000		$130,000,000
November	$120,000,000		$120,000,000
December	$100,000,000		$100,000,000

*Nothing in this table shall be deemed to imply that any Commitment or the Facility Limit extends beyond the Facility Termination Date.

“Facility Termination Date” means the earlier of (i) November 27, 2019, and (ii) the Amortization Date.
“Purchaser Group” means each of the Victory Group, the BAML Group and the Wells Group.
“Purchasers’ Fee Letter” means that certain Purchasers’ Fee Letter dated as of November 28, 2017 by and among Seller, the Administrative Agent, the Co-Agents and the Purchasers, as the same may be amended, restated or otherwise modified or replaced from time to time.
“Yield Rate” means (a) for BAML or Wells on any day, a rate per annum equal to the LMIR (or, solely in the instances set forth in Section 1.8, the Alternate Base Rate), and (b) for BTMU for any Interest Period and any amount of its Capital allocated to such Interest Period, a rate per annum equal to the Adjusted BTMU LIBO Rate (or, solely in the instances set forth in Section 1.8, the Alternate Base Rate).
1.4    Each reference in the Receivables Purchase Agreement and the other Transaction Documents (including in the schedules and exhibits thereto) to “The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch” is hereby replaced with a reference to “The Bank of Tokyo-Mitsubishi UFJ, Ltd.”

1.5    Section 1.1(a)(ii) of the Receivables Purchase Agreement is hereby amended and Restated in its entirety to read as follows:
(ii) Upon receipt of a Purchase Notice: (A) Wells, severally and not jointly, agrees to purchase the Wells Group’s Percentage of the Receivable Interest described in such Purchase Notice, (B) BAML, severally and not jointly, agrees to purchase the BAML Group’s Percentage of the Receivable Interest described in such Purchase Notice and (C) each Conduit Purchaser may purchase its Purchaser Group’s Percentage of the Receivable Interest described in such Purchase Notice, and in the event such Conduit Purchaser elects not to make such purchase, the Committed Purchaser in its Purchaser Group, severally and not jointly, agrees to purchase such Purchaser Group’s Percentage of the Receivable Interest described in such Purchase Notice;
1.6    Section 1.4 of the Receivables Purchase Agreement is hereby amended to insert the following new third sentence therein:
If such amounts are payable to BAML or the BAML Group Co-Agent, they shall be paid to the BAML Account for prompt distribution to the appropriate party.
1.7    Section 1.7(b)(i) of the Receivables Purchase Agreement is hereby amended to insert “or BAML” after “Wells”.
1.8    Schedule A, Exhibit II-A and Exhibit II-B to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read as set forth in Schedule A, Exhibit II-A and Exhibit II-B, respectively, to this Amendment.
Except as specifically amended hereby, the Receivables Purchase Agreement and all exhibits and schedules attached thereto shall remain unaltered and in full force and effect.
2.    Joinder; Re-balancing Outstandings.
2.1     Effective as of the effective Date, BAML hereby joins the Receivables Purchase Agreement (a) as a Committed Purchaser with the variable Commitment specified herein, (b) as the sole member of the BAML Group, and (c) as the Co-Agent for the BAML Group. BAML hereby accepts and assumes all of its rights and obligations under the Transaction Documents in each of the aforementioned capacities and confirms its appointment of Wells Fargo Bank, National Association, as Administrative Agent.
2.2    On the Effective Date, (a) the Seller will pay to the Wells Group Co-Agent and the Victory Group Co-Agent their respective Purchaser Group’s shares of all accrued and unpaid fees and Yield then owing as of such date under the Transaction Documents prior to giving effect to this Amendment, and (b) BAML agrees to purchase, and each of Wells and Victory severally agrees to sell, participations in their respective outstanding investments in the Receivable Interests such that after giving effective thereto, Wells will have 50% of the Aggregate Capital outstanding, Victory will have 30% of the Aggregate Capital outstanding and BAML will have 20% of the Aggregate Capital outstanding.
3.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties to the Receivables Purchase Agreement, whether or not they are parties hereto, and their successors and permitted assigns.

4.    Effectiveness. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts hereof, duly executed by each of the parties hereto;
(b)    The Administrative Agent shall have received counterparts of the Purchasers’ Fee Letter, duly executed by each of the parties thereto, and each of the Co-Agents shall have received payment of the Upfront Fee due and owing to its Purchaser Group;
(c)    BAML shall have received reliance letters in its favor in respect of all previously delivered legal opinions in connection with the Transaction Documents; and
(d)    Each of the representations and warranties contained in Article III of the Receivables Purchase Agreement is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties is true and correct in all material respects as of such earlier date; provided that the materiality threshold in this clause (b) shall not be applicable to any representation or warranty which itself contains a materiality threshold.
5.    Miscellaneous.
5.1    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
5.2    CONSENT TO JURISDICTION. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY OF THE AGENTS OR THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY OF THE AGENTS OR THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
5.3    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.

5.4    Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail message attaching a “PDF” or other image of a signed signature page shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
<Balance of Page Intentionally Left Blank>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SUPERIOR COMMERCE LLC, as Seller

By: /s/ Steven Cassanova
Name: Steven Cassanova
Title: Treasurer

SCP DISTRIBUTORS LLC, as Servicer

By: /s/ Melanie Housey Hart
Name: Melanie Housey Hart
Title: Chief Accounting Officer

[Additional Signatures to Follow]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
individually and as Victory Group Co-Agent

By: /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

[Additional Signatures to Follow]

BANK OF AMERICA, N.A., individually and as BAML
Group Co-Agent

By: /s/ Christopher Haynes
Name: Christopher Haynes
Title: Vice President

Address for Notices:

Trade Receivables Securitization Finance
Bank of America Merrill Lynch
1510 Ballantyne Corporate Pl
Charlotte, NC 28277
Attn: Christopher Haynes
Phone: 980.683.4585
Email: christopher.haynes@baml.com
Fax: 704.409.0588

[Additional Signatures to Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
INDIVIDUALLY, as Wells Group Co-Agent and as
Administrative Agent

By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

[End of Signatures]